UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2019

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	File No. 1-3285	41-0417775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota		55144-1000
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (651) 733-1110

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $.01 Per Share	MMM	New York Stock Exchange, Inc.
	MMM	Chicago Stock Exchange, Inc.
1.500% Notes due 2026	MMM26	New York Stock Exchange, Inc.
Floating Rate Notes due 2020		New York Stock Exchange, Inc.
0.375% Notes due 2022	MMM22A	New York Stock Exchange, Inc.
0.950% Notes due 2023	MMM23	New York Stock Exchange, Inc.
1.750% Notes due 2030	MMM30	New York Stock Exchange, Inc.
1.500% Notes due 2031	MMM31	New York Stock Exchange, Inc.

Note: The common stock of the Registrant is also traded on the SWX Swiss Exchange.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange Act.     ☐

Item 8.01. Other Events

Julie L. Bushman, Executive Vice President, International Operations, adopted a prearranged trading plan on November 5, 2019, in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, and 3M Company’s policies regarding transactions in 3M securities by insiders.

Rule 10b5-1 plans permit insiders to sell a specified portion of their holdings at a specified time or over a specified period of time pursuant to a written plan established at a time when the insider is not in possession of material non-public information.  A Rule 10b5-1 plan offers an opportunity for an insider to provide for future transactions without concern about unforeseen future events that may be considered material non-public information at the time those transactions occur.  A Rule 10b5-1 plan may, for example, allow an insider who holds unvested restricted stock units granted to the insider as equity compensation to sell some or all of the 3M stock issuable to the insider on the vesting date, to generate the cash needed to pay tax withholding obligations due on the vesting date or to realize the cash value of the award.  In the absence of a Rule 10b5-1 plan, an insider may be prohibited by insider trading rules from selling the vested stock to pay the related taxes or to realize the cash value of the award, potentially creating a liquidity problem for the insider or depriving the insider of the compensatory benefit of the award.

Ms. Bushman’s plan contemplates the sale of up to 12,646 shares of 3M common stock expected to be issued to her upon the vesting of an equal number of restricted stock units previously granted to her under a 3M equity compensation plan.  Shares will be sold under the plan only if they may be sold at or above a minimum price specified in the plan.  If any shares remain unsold on May 1, 2020, the plan will terminate at that time, and the unsold shares will not be sold pursuant to the plan.  Ms. Bushman is and, assuming execution of the transactions contemplated by the plan, would remain above the minimum stock ownership thresholds established by the Company for its executive officers.  Any transactions under the plan will be disclosed publicly on Form 4 and, if applicable, in a Form 144, in each case as filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Ivan K. Fong
Ivan K. Fong, Senior Vice President, General Counsel & Secretary

November 6, 2019